Exhibit 99.1

Gentherm Reports 2023 Second Quarter Results

Achieved Record Quarterly Revenue

Secured Record $670M in New Automotive Awards

Reaffirms 2023 Guidance

NORTHVILLE, Michigan, August 1, 2023 /Global Newswire/ -- Gentherm (NASDAQ:THRM), the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems, today announced its financial results for the second quarter ending June 30, 2023.

Second Quarter Highlights

•
Product revenues of $372.3 million increased 42.8% from $260.7 million in the second quarter of 2022. Excluding the impact of foreign currency translation, product revenues increased 43.4% year over year
•
Automotive revenues increased 45.1% year over year; excluding the impact of foreign currency translation and contributions from the Alfmeier acquisition, automotive revenues increased 19.6% year over year
•
GAAP diluted earnings per share was $(0.05) as compared with $0.21 for the prior-year period
•
Adjusted diluted earnings per share(1) was $0.58. Adjusted diluted earnings per share in the prior-year period was $0.25
•
Secured new automotive business awards totaling $670 million in the quarter
•
Repurchased $10.0 million of the Company’s common stock
(1)
We provide adjusted diluted earnings per share and other non-GAAP financial measures in this release. See “Use of Non-GAAP Measures” below for additional information, including definitions, usefulness for investors and limitations, as well reconciliations below to the most directly comparable GAAP financial measures.

Phil Eyler, the Company's President and CEO, said “I am proud of the global Gentherm team for continued strong momentum in winning awards, delivering record revenue and expanding profitability. In the second quarter we secured a record $670 million dollars in new automotive business awards, bringing us to nearly $1.2 billion in the first half. Leveraging Alfmeier’s industry leading technologies and Gentherm’s strong customer relationships, we have also won six conquest pneumatic lumbar and massage awards since the close of the acquisition, including a breakthrough award from Stellantis in July.

Eyler continued, “In addition, we are investing in two new manufacturing plants and implementing our Fit for Growth 2.0 initiatives to deliver high teens Adjusted EBITDA Margin by 2026 as part of our previously announced profitability improvement roadmap. The momentum on revenue and awards combined with the steps we are taking to optimize our footprint and cost structure, will drive Gentherm’s flywheel of profitable growth.”

2023 Second Quarter Financial Review

Product revenues for the second quarter of 2023 increased by $111.6 million, or 42.8%, as compared with the prior-year period. Excluding the impact of foreign currency translation, product revenues increased 43.4% year over year.

Automotive revenues increased 45.1% year over year, with revenue increases in all product categories except Electronics and Other Automotive product categories. Adjusting for foreign currency translation and the contribution from Alfmeier, organic Automotive revenues increased 19.6% year over year. According to S&P Global’s mid-July report, actual light vehicle production increased by 18.4% in the current year’s second quarter when compared with the second quarter of 2022 in the Company’s key markets of North America, Europe, China, Japan and Korea.

Gentherm Medical revenue decreased 6.7% year over year, primarily as a result of lower demand in the U.S. and Asia as well as a large one-time order in the prior year period in Europe.

See the “Revenues by Product Category” table included below for additional detail.

Gross margin rate increased to 23.6% in the current-year period, as compared with 22.8% in the prior-year period. The increase from the prior-year period resulted from fixed cost leverage from higher unit volume, inflationary customer price adjustments, lower freight costs and productivity at the factories. These were partially offset by the impact of the acquired Alfmeier business, which has a lower gross margin rate relative to the Company’s organic business, as well as wage inflation and the negative impact from foreign currency translation.

Net research and development expenses of $24.7 million in the 2023 second quarter increased $5.4 million, or 27.8% over the prior-year period, primarily as a result of the additional expenses from the Alfmeier business and lower customer reimbursements for research and development costs on an organic basis.

Selling, general and administrative expenses of $38.4 million in the 2023 second quarter increased $6.5 million, or 20.3%, versus the prior-year period.The year-over-year increase was primarily driven by additional expenses from the acquired businesses and higher compensation expenses.

Acquisition and integration expenses of $1.5 million in the current year period were $2.3 million lower than the prior-year period as a result of reduced expenses associated with the Alfmeier acquisition. Restructuring expenses were $1.0 million in the current-year period as compared to $0.4 million in the prior-year period.

The Company recorded non-cash impairment charges of $19.5 million, or $0.52 per share after tax, to write down goodwill for its Medical business in order to align the reporting unit’s book value with its fair value.

As described more fully in the “Reconciliation of Net Income (Loss) to Adjusted EBITDA” table included below, the Company recorded Adjusted EBITDA of $42.4 million in the 2023 second quarter compared with $24.8 million in the prior-year period, an increase of $17.5 million or 70.6%.

Income tax expense in the second quarter of 2023 was $4.8 million, as compared with $3.9 million in the prior-year period. The effective tax rate was 147.1% in the 2023 second quarter. Excluding the impact of the non-cash goodwill impairment charge the adjusted effective tax rate was 31.9%.

GAAP diluted loss per share for the second quarter of 2023 was $(0.05) compared with earnings per share of $0.21 for the prior-year period. Adjusted diluted earnings per share, excluding the impairment of goodwill, non-cash purchase accounting impact, acquisition and integration expenses, restructuring expenses, and other items specified on the table below, was $0.58. Adjusted diluted earnings per share in the prior-year period was $0.25.

Guidance

The Company reaffirms its full-year 2023 guidance that was initially provided in its year-end 2022 earnings release on February 22, 2023:

•
Product revenues between $1.45 billion and $1.55 billion
•
Adjusted EBITDA between 11.5% and 13.5% of product revenues(1)
•
Full-year adjusted effective tax rate between 28% and 32%(2)
•
Capital expenditures between $60 million and $70 million
(1)
Starting with 2023 reporting, the Company excludes the impact of non-cash stock-based compensation from the Adjusted EBITDA results.
(2)
Excluding the impact of non-cash goodwill impairment on earnings before income tax of $19.5 million, which includes the associated deferred tax effect, and income tax benefit of $2.4 million.

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13739903.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available at approximately two hours after the call until 11:59 pm Eastern Time on August 15, 2023. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13739903.

Investor Contact
Yijing Brentano
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems, lumbar and massage comfort solutions, valve system technologies, and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities in the United States, Germany, China, Czech Republic, Hungary, Japan, Malta, Mexico, North Macedonia, South Korea, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•
macroeconomic, geopolitical and similar global factors on the cyclical Automotive industry;
•
the production levels of our major customers and OEMs in our key markets and sudden fluctuations in such production levels, (including the impact of customer employee strikes), in particular with respect to models for which we supply significant amounts of product;
•
our ability to integrate our recent acquisitions and realize synergies, as well as to consummate additional strategic acquisitions and investments;
•
our ability to effectively manage new product launches and research and development;
•
increasing competition, including with non-traditional entrants;
•
the ongoing supply-constrained environment, including raw material and component shortages, manufacturing disruptions and delays, logistics challenges, inflationary and other cost pressures, and our resulting increased inventory;
•
the impact of our global operations, including our global supply chain, operations within Ukraine, economic and trade policies by various jurisdictions, and foreign currency risk and foreign exchange exposure;
•
our business in China, which is subject to unique operational, competitive, regulatory and economic risks;
•
a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers;
•
our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
•
any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks;
•
our product quality and safety;
•
the evolution of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
•
the development of and market acceptance of our existing and future products;
•
our borrowing availability under our revolving credit facility, as well as our ability to access the capital markets, to support our planned growth;
•
our increased level of indebtedness and compliance with our debt covenants;
•
the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
•
our efforts to optimize our global supply chain;
•
our ability to project future sales volume based on third-party information, based on which we manage our business;
•
our ability to convert new business awards into product revenues;
•
any loss or insolvency of our key customers and OEMs, or key suppliers;
•
risks associated with our manufacturing processes;
•
the extensive regulation of our patient temperature management business;
•
the protection of our intellectual property in certain jurisdictions;
•
our compliance with anti-corruption laws and regulations; and

•
legal and regulatory proceedings and claims involving us or one of our major customers.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF (LOSS) INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Product revenues	$372,323	$260,715	$735,948	$528,372
Cost of sales	284,335	201,338	566,830	404,882
Gross margin	87,988	59,377	169,118	123,490
Operating expenses:
Net research and development expenses	24,696	19,325	49,841	39,759
Selling, general and administrative expenses	38,418	31,943	75,460	61,251
Impairment of goodwill	19,509	—	19,509	—
Restructuring expenses	1,044	374	2,313	555
Total operating expenses	83,667	51,642	147,123	101,565
Operating income	4,321	7,735	21,995	21,925
Interest expense, net	(1,932)	(1,430)	(6,076)	(1,999)
Foreign currency gain (loss)	346	4,552	(1,723)	6,769
Other income	556	134	786	338
Earnings before income tax	3,291	10,991	14,982	27,033
Income tax expense	4,842	3,919	8,570	8,214
Net (loss) income	$(1,551)	$7,072	$6,412	$18,819
Basic (loss) earnings per share	$(0.05)	$0.21	$0.19	$0.57
Diluted (loss) earnings per share	$(0.05)	$0.21	$0.19	$0.56
Weighted average number of shares – basic	33,019	33,119	33,100	33,077
Weighted average number of shares – diluted	33,019	33,426	33,328	33,422

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(In thousands)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Climate Control Seat	$121,210	$96,488	25.6%	$235,963	$199,222	18.4%
Seat Heaters	78,258	65,903	18.7%	153,894	134,799	14.2%
Steering Wheel Heaters	38,958	28,951	34.6%	75,305	57,687	30.5%
Lumbar and Massage Comfort Solutions (a)	37,604	—	100.0%	76,342	—	100.0%
Valve Systems (a)	27,692	—	100.0%	54,686	—	100.0%
Automotive Cables	20,243	19,280	5.0%	40,463	41,325	(2.1)%
Battery Performance Solutions	19,587	17,451	12.2%	39,896	35,064	13.8%
Electronics	9,323	10,278	(9.3)%	20,293	21,106	(3.9)%
Other Automotive	8,658	10,801	(19.8)%	17,383	17,813	(2.4)%
Subtotal Automotive segment	361,533	249,152	45.1%	714,225	507,016	40.9%
Medical segment (b)	10,790	11,563	(6.7)%	21,723	21,356	1.7%
Total Company	$372,323	$260,715	42.8%	$735,948	$528,372	39.3%

Foreign currency translation impact (c)	(1,656)	—		(9,787)	—
Total Company, excluding foreign currency translation impact	$373,979	$260,715	43.4%	$745,735	$528,372	41.1%

(a) Represents product revenues from Alfmeier (acquired on August 1, 2022).
(b) Includes product revenues of $1,672 and $2,951 for the three and six months ended June 30, 2023, from Dacheng (acquired on July 13, 2022).

(c) Foreign currency translation impacts for the Automotive segment and Medical segment were $(1,714) and $58, respectively, for the three months ended June 30, 2023. Foreign currency translation impacts for the Automotive segment and Medical segment were $(9,735) and $(52), respectively, for the six months ended June 30, 2023.

GENTHERM INCORPORATED

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(1,551)	$7,072	$6,412	$18,819
Add back:
Depreciation and amortization	12,393	8,998	25,838	18,485
Income tax expense (a)	4,842	3,919	8,570	8,214
Interest expense, net (b)	1,932	1,430	6,076	1,999
Adjustments:
Impairment of goodwill	19,509	—	19,509	—
Non-cash stock-based compensation (c)	3,076	3,401	5,171	6,190
Acquisition and integration expenses	1,480	3,794	3,112	7,008
Restructuring expense	1,044	374	2,313	555
Non-automotive electronics inventory charge	644	—	2,063	—
Unrealized currency (gain) loss	(740)	(4,024)	5,125	(6,340)
Other	(251)	(128)	(301)	(326)
Adjusted EBITDA	$42,378	$24,836	$83,888	$54,604

Product revenues	$372,323	$260,715	$735,948	$528,372
Adjusted EBITDA Margin	11.4%	9.5%	11.4%	10.3%

(a) Includes $2,423 of deferred income tax benefit associated with the goodwill impairment of the Medical Reporting Unit.

(b) Includes $1,371 and $672 of interest income for the three months and six months ended June 30, 2023, related to mark-to-market adjustment of our floating-to-fixed interest rate swap agreement with a notional amount of $100,000.

(c) Includes operating expenses of $3,076 and $3,401 for the three months ended June 30, 2023 and 2022, respectively. Includes operating expenses of $4,834 and $6,074 for the six months ended June 30, 2023 and 2022, respectively.

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Adjusted EBITDA	$24,836	$54,604
Non-cash stock-based compensation	(3,401)	(6,190)
Adjusted EBITDA as reported in Q2 2022 (1)	$21,435	$48,414
Adjusted EBITDA Margin as reported in Q2 2022 (1)	8.2%	9.2%

(1) Includes the impact of non-cash stock-based compensation

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Adjusted EBITDA	$24,836	$54,604
Pro forma EBITDA impact of Alfmeier acquisition	1,233	1,822
Pro forma Adjusted EBITDA	$26,069	$56,426
Pro forma Adjusted EBITDA Margin	8.2%	8.7%

	Three Months Ended June 30,	Six Months Ended June 30,
	2022	2022
Product revenues	$260,715	$528,372
Pro forma revenue impact of Alfmeier acquisition	57,626	123,725
Pro forma product revenues	$318,341	$652,097

Three Months Ended June 30,
2023
Effective Tax Rate	147.1%
Impact of non-cash goodwill impairment (2)	-115.3%
Adjusted Effective Tax Rate	31.9%

(2) Adjustment to remove the impact of $19.5 million on earnings before income tax, which includes the associated deferred tax effect, and $2.4 million of income tax benefit.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”), free cash flow, Net Debt, organic revenue, revenue (for the Company and by each reporting segment) excluding acquired businesses and foreign currency translation, revenue excluding foreign currency translation, adjusted operating expenses, pro forma product revenues, pro forma Adjusted EBITDA, pro forma Adjusted EBITDA margin and adjusted effective tax rate, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock-based compensation expenses, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. Note that in recent prior periods, the Company did not exclude non-cash stock-based compensation expenses in the definition of Adjusted EBITDA. Forward-looking references to Adjusted EBITDA and Adjusted EBITDA margin herein exclude the impact of stock-based compensation as newly defined. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines organic revenue as revenue, excluding revenue from acquired businesses. Note that in recent prior periods, the Company used organic revenue instead to be revenue excluding foreign currency translation (see below). The Company defines revenue excluding acquired businesses and foreign currency translation as revenue, excluding the revenue from acquired businesses and the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates. The Company defines revenue excluding foreign currency translation as revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates. The Company defines adjusted operating expenses as operating expenses excluding impairment of intangible assets and property and equipment, restructuring, related non-cash stock-based compensation, acquisition, integration and divestiture expenses. The Company defines pro forma product revenues as product revenues including the product revenues of Alfmeier as if the acquisition had occurred as of January 1, 2022. The Company defines pro forma Adjusted EBITDA as Adjusted EBITDA, as defined above, including the results of Alfmeier as if the acquisition had occurred as of January 1, 2022. The Company defines pro forma Adjusted EBITDA margin as pro forma Adjusted EBITDA, as defined above, divided by pro forma product revenues. The Company defines adjusted effective tax rate as income tax expense excluding the tax benefit from non-cash goodwill impairment divided by earnings before income tax excluding the impact of non-cash goodwill impairment.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated August 1, 2023.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results and therefore enhance the comparability of the Company's results and provide additional information for analyzing trends in the business. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. The Company has not reconciled the non-GAAP forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

GENTHERM INCORPORATED

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(1,551)	$7,072	$6,412	$18,819
Non-cash purchase accounting impact	2,330	1,749	4,180	3,584
Restructuring expenses	1,044	374	2,313	555
Unrealized currency (gain) loss	(740)	(4,024)	5,125	(6,340)
Acquisition and integration expenses	1,480	3,794	3,112	7,008
Non-automotive electronics inventory charge	644	—	2,063	—
Impairment of goodwill	19,509	—	19,509	—
Other	(251)	(128)	(301)	(326)
Tax effect of above	(3,425)	(462)	(6,942)	(1,198)
Adjusted net income	$19,040	$8,375	$35,471	$22,102

Weighted average shares outstanding:
Basic	33,019	33,119	33,100	33,077
Diluted	33,019	33,426	33,328	33,422

(Loss) Earnings per share, as reported:
Basic	$(0.05)	$0.21	$0.19	$0.57
Diluted	$(0.05)	$0.21	$0.19	$0.56
Adjusted earnings per share:
Basic	$0.58	$0.25	$1.07	$0.67
Diluted	$0.58	$0.25	$1.06	$0.66

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$168,671	$153,891
Accounts receivable, net	258,157	247,131
Inventory:
Raw materials	129,972	136,217
Work in process	15,673	17,695
Finished goods	62,295	64,336
Inventory, net	207,940	218,248
Other current assets	74,781	64,597
Total current assets	709,549	683,867
Property and equipment, net	239,920	244,480
Goodwill	100,885	119,774
Other intangible assets, net	69,096	73,933
Operating lease right-of-use assets	29,925	29,945
Deferred income tax assets	74,537	69,840
Other non-current assets	20,135	17,461
Total assets	$1,244,047	$1,239,300
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$207,655	$182,225
Current lease liabilities	8,005	7,143
Current maturities of long-term debt	684	2,443
Other current liabilities	91,278	93,814
Total current liabilities	307,622	285,625
Long-term debt, less current maturities	217,441	232,653
Non-current lease liabilities	18,095	20,538
Pension benefit obligation	3,229	3,638
Other non-current liabilities	27,100	24,573
Total liabilities	$573,487	$567,027
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 32,987,809 and 33,202,082 issued and outstanding at June 30, 2023 and December 31, 2022, respectively	105,525	122,658
Paid-in capital	5,379	5,447
Accumulated other comprehensive loss	(37,413)	(46,489)
Accumulated earnings	597,069	590,657
Total shareholders’ equity	670,560	672,273
Total liabilities and shareholders’ equity	$1,244,047	$1,239,300

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating Activities:
Net income	$6,412	$18,819
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	26,077	18,635
Deferred income taxes	(2,812)	(997)
Stock based compensation	5,053	5,263
Loss on disposition of property and equipment	828	518
Provisions for inventory	1,930	1,807
Impairment of goodwill	19,509	—
Other	(259)	708
Changes in assets and liabilities:	—	—
Accounts receivable, net	(11,624)	(31,762)
Inventory	9,417	(35,444)
Other assets	(12,241)	(10,443)
Accounts payable	24,518	27,768
Other liabilities	(8,196)	1,442
Net cash provided by (used in) operating activities	58,612	(3,686)
Investing Activities:
Purchases of property and equipment	(13,667)	(15,448)
Proceeds from the sale of property and equipment	40	81
Proceeds from deferred purchase price of factored receivables	7,351	—
Cost of technology investments	(500)	(350)
Net cash used in investing activities	(6,776)	(15,717)
Financing Activities:
Repayments of debt	(16,982)	(1,250)
Proceeds from the exercise of Common Stock options	263	569
Taxes withheld and paid on employees' share-based payment awards	(2,644)	(4,464)
Cash paid for the repurchase of Common Stock	(19,993)	—
Net cash used in financing activities	(39,356)	(5,145)
Foreign currency effect	2,300	(8,800)
Net increase (decrease) in cash and cash equivalents	14,780	(33,348)
Cash and cash equivalents at beginning of period	153,891	190,606
Cash and cash equivalents at end of period	$168,671	$157,258
Supplemental disclosure of cash flow information:
Cash paid for taxes	$11,619	$8,642
Cash paid for interest	6,640	909